Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-223021) of Quintana Energy Services Inc. of our report dated March 29, 2018 relating to the financial statements of Quintana Energy Services LP, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

March 29, 2018